UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2005

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On November 30, 2005, SIRVA, Inc. (“SIRVA”) entered into an employment agreement, dated as of December 13, 2005, with J. Michael Kirksey, SIRVA’s new Senior Vice President and Chief Financial Officer.  Mr. Kirksey’s appointment is effective December 13, 2005.

The employment agreement provides that in the event Mr. Kirksey’s employment is terminated due to his death or disability, as defined in the employment agreement, SIRVA will pay to Mr. Kirksey, or his beneficiaries, as applicable (i) any accrued and unpaid base salary and vacation earned through the termination date (the “Accrued Obligations”); and (ii) a cash payment (the “Pro-Rata Bonus”) equal to a pro rata potion of Mr. Kirksey’s annual bonus under SIRVA’s Management Incentive Plan for SIRVA’s fiscal year that includes the termination date (as determined by the compensation committee of SIRVA’s board of directors).  In addition, 50% of any remaining unvested portion of the non-qualified stock option to purchase 200,000 shares of SIRVA’s common stock (the “Option”) and the 60,000 restricted shares of SIRVA’s common stock (the “Restricted Stock”), to be granted to Mr. Kirksey as equity compensation under the employment agreement, subject to approval of the compensation committee of SIRVA’s board of directors, shall vest.

The employment agreement provides that in the event Mr. Kirksey’s employment is terminated without cause, for good reason, or non-renewal, each as defined in the employment agreement, SIRVA will pay to Mr. Kirksey (i) the Accrued Obligations; (ii) the Pro-Rata Bonus; and (iii) Mr. Kirksey’s base salary for the period ending on the earlier of (a) twelve months after the termination date or (b) the date Mr. Kirksey accepts new employment or a consulting arrangement with a base salary or consulting fee equal to or greater than 80% of his base salary under the employment agreement, provided that if termination occurs within two years following a change of control, as defined in the employment agreement, SIRVA will pay to Mr. Kirksey a cash payment equal to his base salary under the employment agreement. In addition, 50% of any remaining unvested portion of the Option and the Restricted Stock shall vest and Mr. Kirksey will receive continued welfare benefits, as set forth in the employment agreement, for the period ending on the earlier of (a) twelve months after the termination date or (b) the date Mr. Kirksey accepts new employment with a base salary equal to or greater than 80% of his base salary under the employment agreement.

In the event SIRVA terminates Mr. Kirksey’s employment for cause, as defined in the employment agreement, or Mr. Kirksey terminates his employment without good reason, as defined in the employment agreement, SIRVA will pay to Mr. Kirksey the Accrued Obligations.

In the event Mr. Kirksey’s employment with SIRVA is terminated for any reason, Mr. Kirksey will be entitled to receive all amounts payable and benefits accrued under any otherwise applicable plan, policy, program or practice of SIRVA in which Mr. Kirksey was a participant during his employment with SIRVA, provided that Mr. Kirksey will not be entitled to receive any payments under any such plan, policy, program or practice providing any bonus, severance or incentive compensation.

The employment agreement provides that, except in the event of Mr. Kirksey’s death or with respect to payments of the Accrued Obligations, no amounts will be payable by SIRVA to Mr. Kirksey upon his termination unless and until Mr. Kirksey executes and delivers a general release of claims in form and substance satisfactory to SIRVA.

On December 6, 2005, SIRVA entered into an employment agreement, with Ronald L. Milewski, SIRVA’s new Executive Vice President – Restructuring and Chief Risk Officer.  Mr. Milewski’s appointment is effective December 13, 2005.

The employment agreement provides that if SIRVA terminates Mr. Milewski’s employment without cause, as defined in the employment agreement, Mr. Milewski is eligible to receive from SIRVA an enhanced severance benefit, as defined in the employment agreement, which includes severance pay at Mr. Milewski’s base salary and continued health benefits until the earlier of (i) one year after Mr. Milewski’s termination date or (ii) the time Mr. Milewski obtains new full-time employment.  Such enhanced severance benefit is in lieu of any amounts that would otherwise be available to Mr. Milewski under any severance plan, policy or program.

To be entitled to receive the enhanced severance benefit, Mr. Milewski must comply with the following requirements: (i) completion of his assigned duties and responsibilities in a professional and businesslike manner and in accordance with SIRVA’s Code of Business Conduct and related policies and his fiduciary duties, and the absence of any finding that Mr. Milewski materially failed to do so during his employment; (ii) providing SIRVA with full cooperation in any and all independent reviews, investigations and proceedings which relate to matters that he had knowledge of during his employment; (iii) maintaining a positive work environment and providing leadership for SIRVA associates; (iv) maintaining the confidentiality of the terms of the employment agreement; (v) complying with the terms of his confidentiality agreement with SIRVA; and (h) signing a general release of claims in a form satisfactory to SIRVA.

Copies of the employment agreements with Mr. Kirksey and Mr. Milewski are included herein as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02               Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 30, 2005, SIRVA entered into an employment agreement with J. Michael Kirksey.  Effective as of December 13, 2005, Mr. Kirksey will serve as SIRVA’s Senior Vice President and Chief Financial Officer.  The description of the material terms of Mr. Kirksey’s employment agreement are set forth in Item 1.01 above and are incorporated herein by reference.

On December 6, 2005, SIRVA entered into a new employment agreement with Ronald L. Milewski, SIRVA’s acting chief financial officer. Effective as of December 13, 2005, Mr. Milewski will serve as SIRVA’s Executive Vice President – Restructuring and Chief Risk Officer.  The description of the material terms of Mr. Milewski’s employment agreement are set forth in Item 1.01 above and are incorporated herein by reference.

A copy of SIRVA’s press release, dated December 6, 2005, which announced these appointments, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(a)          Financial Statements of Business Acquired.

Not applicable.

(b)          Pro Forma Financial Information.

Not applicable.

(c)           Exhibits

10.1	Employment Agreement dated as of December 13, 2005 between SIRVA, Inc. and J. Michael Kirksey
10.2	Employment Agreement dated as of December 6, 2005 between SIRVA, Inc. and Ronald L. Milewski
99.1	Press release, dated December 6, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: December 6, 2005

	By:	/s/ RALPH A. FORD
	Name:	Ralph A. Ford
	Title:	Senior Vice President, General Counsel & Secretary

Exhibit Index

Exhibit	Description

10.1	Employment Agreement dated as of December 13, 2005 between SIRVA, Inc. and J. Michael Kirksey
10.2	Employment Agreement dated as of December 6, 2005 between SIRVA, Inc. and Ronald L. Milewski
99.1	Press release, dated December 6, 2005.